SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                         FORM 8-K

                     CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): April 13, 2005
                                                   (April 13, 2005)

                    TrustCo Bank Corp NY


          (Exact name of registrant as specified in its charter)

                          New York
             (State or other jurisdiction of incorporation)


       0-10592                                   14-1630287
  -------------------------               --------------------------------
  (Commission File Number)                (IRS Employer Identification No.)


            5 Sarnowski Drive, Glenville, New York 12302
            (Address of principal executive offices) (Zip Code)



   Registrant's telephone number, including area code: (518) 377-3311
                                                       --------------





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TrustCo Bank Corp NY


Item 8.01  Other Events

           A press release was issued on April 13, 2005 announcing Trustco Bank and Patriot Federal Bank (proposed) sale/purchase of Canajoharie office. Attached is the press release labeled as exhibit 99(a).




Item 9.01  Financial Statements and Exhibits

           (c) Exhibits


           Reg S-K Exhibit No.     Description
                99(a)              One page press release dated April 13, 2005
                                   announcing Trustco Bank and Patriot Federal
                                   Bank (proposed) sale/purchase of Canajoharie office.




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                         SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 13, 2005

                                     TrustCo Bank Corp NY
                                     (Registrant)


                                     By:/s/ Robert T. Cushing
                                     ----------------------------
                                        Robert T. Cushing
                                        Executive Vice President and
                                        Chief Financial Officer




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                         Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.   Description                                Page
------------------    ----------------------------            ----------
         99(a)        One page press release dated April         5 - 6
                      13, 2005 announcing Trustco Bank
                      and Patriot Federal Bank (Proposed)
                      Sale/Purchase of Canajoharie Office.








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                                                               Exhibit 99(a)
TRUSTCO
Bank Corp NY                                                  News Release
-----------------------------------------------------------------------------
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

Subsidiary: Trustco Bank                                     NASDAQ - TRST

Contact: Robert M. Leonard
         Administrative Vice President
         518-381-3693

Contact: Gordon E. Coleman
         President & Chief Executive Officer
         (518) 673-4400

FOR IMMEDIATE RELEASE:



          TRUSTCO BANK AND PATRIOT FEDERAL BANK (Proposed)
           ANNOUNCE SALE/PURCHASE OF CANAJOHARIE OFFICE

Glenville, New York and Canajoharie, New York - April 13, 2005 - Trustco Bank (Trustco) and Patriot Federal Bank (Proposed) announced today that they have entered into an agreement providing for the acquisition by Patriot Federal Bank (Proposed) of Trustco's Canajoharie branch office, located at 211 Erie Boulevard, Canajoharie, New York, upon formation. The transaction is subject to regulatory approval and is expected to close by year-end.

Trustco Bank had acquired the branch location through its acquisition of Landmark Community Bank in July 2000. Gordon Coleman, who is the proposed President and Chief Executive Officer of Patriot Federal Bank (Proposed) and was the President and Chief Executive Officer of Landmark Community Bank at the time of its sale to Trustco, commented that, "Having the opportunity to acquire the 211 Erie Boulevard will give us an immediate presence in the Canajoharie market. We believe that the established location will enable us to more efficiently and effectively ramp up our banking services as a new bank to serve the customers in our local banking market."

Robert J. McCormick, President and Chief Executive Officer of Trustco Bank commented: "By selling this office, which is on the fringe of our market area, we are able to concentrate our efforts in expanding into our new markets in downstate New York and Florida. This is a win for both Patriot Federal and Trustco."

TrustCo is a $2.9 billion bank holding company and through its subsidiary, Trustco Bank, operates 75 offices in New York, Vermont, and Florida. In addition, the Bank operates a full service Trust Department. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.






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Patriot Federal Bank (Proposed) has filed an application with the Office of
Thrift Supervision to become a federal savings bank and with Federal Deposit Insurance Corporation for federal deposit insurance. If approved, Patriot Federal Bank (Proposed) would be a full-service community bank and would operate initially from the Canajoharie location.

Except for the historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements containing future events or performance and assumptions and other statements of historical facts.

TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward-looking statements.










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